EXHIBIT 10.1

Lloyds Bank plc

CityMark

150 Fountainbridge

Edinburgh EH3 9PE

September 11, 2018

The Hanover Insurance Group, Inc.

440 Lincoln Street

Worcester, MA 01653

USA

Attention: Jeffrey Farber

Re:	Waiver

Ladies and Gentlemen:

Reference is made to (i) that certain Letter of Credit Facility Agreement, dated as of October 15, 2015 (as amended and restated on October 27, 2017 and as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Facility Agreement”), entered into, between, among others, Chaucer Holdings Limited, a company incorporated in England and Wales (the “Borrower”) and Lloyds Bank plc, as Facility Agent (in such capacity, the “Facility Agent”) and as Security Agent (in such capacity, the “Security Agent”) and (ii) that certain Amended and Restated Guaranty, dated as of October 27, 2017 (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Guaranty”) among The Hanover Insurance Group, Inc. (“Guarantor”), the Facility Agent and the Security Agent. Capitalized terms used herein and not otherwise defined herein shall have their respective meanings as set forth in the Facility Agreement and the Guaranty.

The Guarantor has advised the Facility Agent that it intends to enter into an Agreement for the Sale and Purchase of Shares in the Capital of The Hanover Insurance International Holdings Limited, Chaucer Insurance Company Designated Activity Company and Hanover Australia HoldCo Pty Ltd., to be dated on or about September 13, 2018 (the “SPA”), by and among the Guarantor and China Reinsurance (Group) Corporation, a joint stock limited company incorporated in The People’s Republic of China, pursuant to which (i) the Guarantor intends to sell one hundred percent (100%) of its ownership interest in each of The Hanover Insurance International Holdings Limited and Hanover Australia HoldCo Pty Ltd. and (ii) The Hanover Insurance Company intends to sell one hundred percent (100%) of its ownership interest in Chaucer Insurance Company Designated Activity Company.

The Guarantor has requested that the Facility Agent waive compliance by the Guarantor with Section 4.04(d) and Section 4.04(b) in the Guaranty as set forth herein.

The Guarantor and the Facility Agent hereby agree as follows:

Section 1. Waiver. From and after the date first set forth above through March 31, 2019, the Facility Agent hereby waives any breach of the provisions of Section 4.04(d) and Section 4.04(b) of the Guaranty solely as a result of the Guarantor entering into the SPA and agrees that no Default will have occurred as a result of the Guarantor entering into the SPA. The foregoing waiver is limited to the Guarantor’s entry into the SPA and shall not extend to the consummation of the sale pursuant to the SPA, which shall require an additional consent from the Facility Agent. The Guarantor shall promptly notify the Facility Agent in writing of the date of its entry into and its execution and delivery of the SPA. The foregoing waiver shall automatically terminate upon the termination of the SPA or the sale contemplated by the SPA.

Section 2. Continuation of Agreement. From and after the date first set forth above, the Guaranty, the Facility Agreement and the other Finance Documents are and shall remain in full force and effect and are hereby ratified and confirmed in all respects. No provision of this letter agreement shall be deemed to waive or modify any rights of the Facility Agent or any Lender under the Guaranty, the Facility Agreement or the other Finance Documents, except to the extent specifically set forth herein. The parties hereto acknowledge and agree that, except to the extent specifically set forth herein, the provisions of the Guaranty shall remain in full force and effect and that the execution of this letter agreement by the Facility Agent does not operate as a waiver of any of their respective rights, powers, or privileges under the Guaranty, the Facility Agreement or the other Finance Documents, or be deemed to create a course of dealing or otherwise obligate the Facility Agent or the Lenders to forebear or enter into waivers under the same, similar or any other circumstances in the future.

Section 3. General Provisions.

(a) This letter agreement shall constitute a Finance Document for all purposes.

(b) This letter agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this letter agreement by telecopy or other electronic imaging means (e.g. pdf) shall be effective as delivery of a manually executed counterpart thereof.

(c) This letter agreement shall inure to the benefit of the Guarantor and the Facility Agent in such capacity and on behalf of the Lenders and their respective successors and assigns, except that the Guarantor shall not have the right to assign its respective rights hereunder except as may be provided in the Guaranty or the Facility Agreement.

(d) This letter agreement, together with the Guaranty, the Facility Agreement and the other Finance Documents, contains the entire and exclusive agreement of the parties hereto with reference to matters discussed herein and therein and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

(e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES FOLLOW]

Please indicate your acceptance of and agreement with the terms and conditions set forth herein by signing in the space below.

Very truly yours,

LLOYDS BANK PLC, as Facility Agent

By:	/s/ Jennifer Espiner
Name:	Jennifer Espiner
Title:	Associate Director

AGREED AND ACCEPTED:

GUARANTOR:

THE HANOVER INSURANCE GROUP, INC.

By:	/s/ Jeffrey M. Farber
Name:	Jeffrey M. Farber
Title:	Executive Vice President and Chief Financial Officer

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